Exhibit 10.8

AMENDMENT TO AGREEMENT OF LIMITED PARTNERSHIP OF

W2007 EQUITY INNS PARTNERSHIP, L.P.

This Amendment to Agreement of Limited Partnership (this “Amendment”) of W2007 Equity Inns Partnership, L.P., a Tennessee Limited Partnership (the “Partnership”), is made and entered into as of March 31, 2008, by and among W2007 Grace I, LLC, a Tennessee limited liability company (“Limited Partner”) and W2007 Grace Acquisition I, Inc., a Tennessee corporation (“General Partner”).

WHEREAS, (x) the Partnership is the successor-in-interest by merger to Grace II, L.P., a Tennessee Limited Partnership; (y) Limited Partner was formerly known as “Grace I, LLC” and (z) General Partner was formerly known as “Grace Acquisition I, Inc.”;

WHEREAS, General Partner, as the sole general partner of the Partnership, and Limited Partner, as the sole limited partner of the Partnership, entered into that certain Agreement of Limited Partnership, dated as of October 22, 2007 (the “Partnership Agreement”; capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Partnership Agreement);

NOW, THEREFORE, in consideration of the foregoing, the mutual promises of the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Waiver. Article XI of the Partnership Agreement is hereby amended to insert the following Section 11.02:

11.02 Waiver. Subject to applicable law, the General Partner may waive, by written consent, the requirement of any provision of this Agreement (including any conditions to the effectiveness of this Agreement, but excluding the right to consent of any other Partner).

2. Miscellaneous.

(a) Except as amended hereby or as otherwise set forth in this Amendment, the Partnership Agreement shall remain unchanged and in full force and effect.

(b) References in the Partnership Agreement to “this Partnership Agreement” or “this Agreement” (including indirect references such as “hereunder,” “hereby,” “herein” and “hereof”) shall be deemed to be references to the Partnership Agreement as amended by this Amendment.

(c) This Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

(d) This Amendment shall be governed by, and interpreted in accordance with, the laws of the State of Tennessee.

(e) This Amendment may be executed in multiple counterparts and by facsimile, each of which, when executed and delivered to the other party, shall be deemed an original and all of which together shall be deemed one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Amendment as of the date first written above.

General Partner:

W2007 GRACE ACQUISITION I, INC., a Tennessee corporation, as Existing General Partner

By:	/s/ Greg Fay
Name: Greg Fay
Title: Vice President

Limited Partner:

W2007 GRACE I, LLC, a Tennessee limited liability company, as Limited Partner

By:	/s/ Todd P. Giannoble
Name: Todd P. Giannoble
Title: Manager